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                                                                   EXHIBIT 12.01

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

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
                                                                                   THREE MONTHS ENDED
                                                                                     MARCH 31, 2004
                                                                                   ------------------
Loss from continuing operations before minority interests and income tax           $          (12,332)
Distributions received in excess of earnings from unconsolidated companies                      1,212
Interest Expense                                                                               45,008
Portion of rent expense representative of interest                                                171
Amortization of Deferred Financing Costs                                                        3,714
                                                                                   ------------------

Earnings                                                                           $           37,773
                                                                                   ==================

Interest Expense                                                                   $           45,008
Capitalized Interest                                                                            3,829
Amortization of Deferred Financing Costs                                                        3,714
GMAC Preferred Dividend                                                                             -
Portion of rent expense representative of interest                                                171
                                                                                   ------------------
Fixed Charges                                                                      $           52,722
                                                                                   ==================
Ratio of Earnings to Fixed Charges                                                               0.72
                                                                                   ==================
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